Exhibit 10.1

WAIVER NO. 3

WAIVER No. 3 (this “Waiver No. 3”), dated as of March 17, 2015, to that certain Credit Agreement, dated as of June 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among HANGER, INC. (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuer.

W I T N E S S E T H :

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, on December 12, 2014 (as further modified and continued on January 14, 2015 by Waiver No. 2 to the Credit Agreement) (the “Existing Waivers”), the Borrower and the Required Lenders agreed to the waiver of certain of the terms of the Credit Agreement and other Loan Documents.

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, the Borrower and the Lenders party hereto agree to the further waiver of certain of the terms of the Credit Agreement and other Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Waiver.  Subject to the satisfaction of the conditions set forth in Section Two hereof, the Required Lenders hereby waive until the Expiration Date (as defined below), (a) any Default or Event of Default under Section 9.01(d) and Section 9.01(b) of the Credit Agreement, to the extent such Default or Event of Default arises or has arisen in connection with (i) the Borrower’s obligations under (A) Section 7.01(a) in respect of the financial information and other materials required to be delivered pursuant thereto for the period ended December 31, 2014, and (B) Section 7.01(b) in respect of the financial information and other materials required to be delivered pursuant thereto for the periods ended September 30, 2014 and March 31, 2015, as well as, in each case under this clause (i) in respect thereto, the requirement to give any notice pursuant to Section 7.03 and to deliver a Compliance Certificate pursuant to Section 7.02(b), (ii) the restatement of, or revision or adjustment to, the annual and/or quarterly consolidated financial statements substantially consistent with accounting adjustments specified in Item 4.02 of the Borrower’s Current Report on Form 8-K filed on February 17, 2015 (other than under the caption “Additional Accounting Review and Financial Statement Preparation”) (the “Review Report”), (iii) the inaccuracy of any representation or warranty, including Section 6.11 and Section 6.21, contained in the Loan Documents solely as a result of or in connection with the matters referred to in clause (ii) above and (iv) any action taken or any failure to take action while any Default or Event of Default resulting from clause (iii) above was continuing, to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default, including any request for any Loan (or any conversion or continuation with respect thereto) or Issuance of any Letter of Credit after the occurrence and during the continuance of any such Default or Event of Default and (b) any Default under Section 9.01(e)(ii) to the extent such Default arises or has arisen as a result of the Borrower’s failure to timely furnish its (i) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014 and March 31, 2015 and (ii) Annual Report on Form 10-K for the period ended December 31, 2014, in each case, to the holders of the notes and the Trustee (as defined below) under the Indenture (as defined below).  Furthermore, subject to the satisfaction of the conditions set forth in Section Two hereof, the Required Lenders hereby waive until the earliest of the Expiration Date and May 31, 2015, any Default or Event of Default under Section 9.01(b) of the Credit Agreement, to the extent such Default or Event of Default arises or has arisen in connection with (a) the inaccuracy of any representation or warranty, including Section 6.11 and Section 6.21, contained in the Loan Documents solely as a result of or in connection with any inventory related adjustments in connection with the ongoing review thereof described under the caption “Additional Accounting Review and Financial Statement Preparation” in the Review Report and (b) any action taken or any failure to take action while any Default or Event of Default resulting from clause (a) above was continuing, to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default, including any request for any Loan (or any conversion or continuation with respect thereto) or Issuance of any Letter of Credit after the occurrence and during the continuance of any such Default or Event of Default.  “Expiration Date” shall mean the date of the earliest to occur of (w) compliance with Sections 7.01(a), 7.01(b) and 7.02(b) (the “Compliance Date”), (x) the close of business on August 17, 2015, (y) thirty (30) days after the date on which, pursuant to that certain Indenture, dated as of November 2, 2010 (the “Indenture”), among the Borrower, certain of the Borrower’s subsidiaries and Wilmington Trust Company, as trustee (the “Trustee”), written notice (the “Default Notice”) in respect of the Borrower’s failure to perform or comply with Section 4.03 of the Indenture has been given to the Borrower by the Trustee or to the Borrower and the Trustee by the holders of at least 25% in the aggregate principal amount of the outstanding notes under the Indenture (and, for the avoidance of doubt, for purposes of complying with Section 7.03(a), the Borrower shall notify the Administrative Agent of the giving of such Default Notice on the next succeeding Business Day); provided that from the date hereof and until the Compliance Date, no Credit Extensions shall be permitted without the consent of the Required Lenders unless (i) no Default Notice has been given and (ii) after giving effect to any such Credit Extension, the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations, taken together, would not exceed $146.3 million, and (z) an occurrence of any event of default under and as defined in the Indenture.  It is understood and agreed that, unless the Compliance Date has occurred, the foregoing and all other prior Existing Waivers shall be null and of no effect on and following the Expiration Date.  It is further understood and agreed that, unless the Compliance Date has occurred, on or prior to the 15th day of each month, the Borrower shall participate in conference calls with Lenders to provide updates in connection with the foregoing matters as well as financial updates and updates on the Borrower’s cash position.

SECTION TWO - Conditions to Effectiveness.  This Waiver No. 3 shall become effective (the “Waiver No. 3 Effective Date”) upon satisfaction of each of the following conditions:

(a)                            the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower;

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(b)                            after giving effect to this Waiver No. 3, no Default or Event of Default will have occurred and be continuing on such date;

(c)                             the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower as to the satisfaction of the condition set forth in Section 2(b).

(d)                            All fees and expenses payable on or before the date hereof by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Waiver No. 3 in accordance with Section 11.04 of the Credit Agreement and/or the Lenders (or their respective Affiliates) pursuant to this Waiver No. 3 shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, to the extent invoiced to the Borrower prior to the date hereof.

SECTION THREE — Consent Fee.  Each Lender under the Credit Agreement who submits a signature page to this Waiver No. 3 to the Administrative Agent shall receive a non-refundable fee equal to 0.10% of the aggregate principal amount of its Loans and/or Commitments immediately prior to the Waiver No. 3 Effective Date, which fee will be earned on the Waiver No. 3 Effective Date and due and payable in full on the next succeeding Business Day.

You agree that once paid, the fees or any part thereof payable under this Waiver No. 3 will not be refundable under any circumstances. All fees payable under this Waiver No. 3 will be paid in immediately available funds and shall be in addition to any reimbursement of expenses to the extent reimbursable pursuant to this Waiver No. 3.  All amounts payable under this Waiver No. 3 will be made in United States dollars and shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by the Borrower for such amounts.

SECTION FOUR - Governing Law.  This Waiver No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION FIVE — Full Force and Effect.  Except as expressly set forth herein, this Waiver No. 3 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION SIX — Counterparts.  This Waiver No. 3 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 3 to be duly executed and delivered as of the day and year first above written.

HANGER, INC.

By:	/s/ Thomas E. Kiraly
	Name:	Thomas E. Kiraly
	Title:	Executive Vice President and
Chief Financial Officer

[Hanger Waiver No. 3]

Acknowledged and consented to
as of the date first set forth above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as Issuer and Swing Line Lender

By:	/s/ Whitney M. Fraga
	Name:	Whitney M. Fraga
	Title:	Senior Vice President

[Hanger Waiver No. 3]

Bank of America N.A.,
as a Lender (type name of the legal entity)

By:	/s/ Whitney M. Fraga
	Name:	Whitney M. Fraga
	Title:	Senior Vice President

[Hanger Waiver No. 3]

SunTrust Bank,
as a Lender (type name of the legal entity)

By:	/s/ Mary E. Coke
	Name:	Mary E. Coke
	Title:	Vice President

[Hanger Waiver No. 3]

BRANCH BANKING AND TRUST COMPANY,
as a Lender (type name of the legal entity)

By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

[Hanger Waiver No. 3]

COMPASS BANK,
as a Lender (type name of the legal entity)

By:	/s/ D. Sowards
	Name:	Debbie Sowards
	Title:	Sr. Vice President

[Hanger Waiver No. 3]

Wells Fargo Bank National Association,
as a Lender (type name of the legal entity)

By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Managing Director

[Hanger Waiver No. 3]

Royal Bank of Canada,
as a Lender (type name of the legal entity)

By:	/s/ Amy S. Promaine
	Name:	Amy Promaine
	Title:	Authorized Signatory

[Hanger Waiver No. 3]

Sumitomo Mitsui Banking Corporation,
as a Lender (type name of the legal entity)

By:	/s/ Shuji Yabe
	Name:	Shuji Yabe
	Title:	Managing Director

[Hanger Waiver No. 3]

BOKF, NA dba Bank of Texas,
as a Lender (type name of the legal entity)

By:	/s/ Chris O’Brien
	Name:	Chris O’Brien
	Title:	Vice President

[Hanger Waiver No. 3]

Fifth Third Bank,
as a Lender (type name of the legal entity)

By:	/s/ Thomas Avery
	Name:	Thomas Avery
	Title:	Relationship Manager

[Hanger Waiver No. 3]

ASSOCIATED BANK, N.A.,
as a Lender (type name of the legal entity)

By:	/s/ James A. Goody
	Name:	James A. Goody
	Title:	Vice President

[Hanger Waiver No. 3]

Regions Bank,
as a Lender (type name of the legal entity)

By:	/s/ Robert B. Harrington
	Name:	Robert B. Harrington
	Title:	Vice President

[Hanger Waiver No. 3]